UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2008

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AMERALIA, INC.
(Exact name of registrant as specified in its charter)

Utah	0-15474	87-0403973
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9233 Park Meadows Drive, Suite 431, Lone Tree, Colorado 80124
(Address of principal executive offices) (Zip Code)

(720) 876 2373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As recently advised, on September 25, 2008 and as discussed more fully in our filing on Form 8-K of that date, AmerAlia, Natural Soda Holdings Inc. (“NSHI”) and its currently 46.5% owned subsidiary, Natural Soda, Inc. (“NSI”); Bill H. Gunn and Robert van Mourik, Directors and executive officers of AmerAlia (collectively the “AmerAlia parties”) entered into a Restructuring Agreement with Sentient USA Resources Fund, L.P. (Sentient”), Sentient USA Resources Fund II, L.P. (Sentient II”), and Sentient Global Resources Fund III, L.P. (“Sentient III” and collectively the “Sentient Entities”).

Pursuant to the Restructuring Agreement, AmerAlia is obliged to use commercially reasonable efforts to cause: (i) the holders of any obligations secured by a pledge or security interest in any equity or debt issued by Holdings, (ii) any officer or director or any affiliate of any officer or director of AmerAlia, Holdings or Soda holding any secured or unsecured claim against AmerAlia, Holdings, or Soda, (iii) the holders of shares of AmerAlia preferred stock, (iv) EE Kinder Co., and (v) any other creditors of AmerAlia or Holdings, to convert such obligations into shares of common stock of AmerAlia at $.36 per share.

Accordingly, we dispatched letters to our creditors on October 13, 2008 seeking subscriptions of AmerAlia common stock. The form of letter is attached hereto as Exhibit 10.53.

Forward Looking Statements

AmerAlia’s future conduct depends on a number of factors beyond our control, so we cannot assure you we will be able to conduct AmerAlia’s operations as we contemplate in this report.  This report contains various statements using the terms “may”, “expect to”, and other terms denoting future possibilities.  They are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control.  These risks may cause actual results to differ materially from the projections or estimates contained in this report.  These risks are discussed in our annual reports filed with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits.

10.53	Form of Letter to Creditors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERALIA, INC.
(Registrant)

Date: October 14, 2008	By:	/s/ Robert van Mourik
Name: Robert van Mourik
Title: Chief Financial Officer

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